      MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES BALANCED PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                   AMOUNT OF     % OF
                                      OFFERING        TOTAL          SHARES    OFFERING   % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF      AMOUNT OF      PURCHASED   PURCHASED     TOTAL                     PURCHASED
  PURCHASED     TRADE DATE  OFFERING   SHARES       OFFERING        BY FUND     BY FUND     ASSETS       BROKERS         FROM
                                                                                                           Cit,
                                                                                                        JPMorgan,
    General                                                                                               Lehman        Lehman
   Electric       11/29/07     --      $99.195  $4,000,000,000.00  175,000.00    0.00%       0.79%      Brothers,      Brothers
Company 5.250%                                                                                        Morgan Stanley
 due 12/6/2017
                                                                                                          Goldman,
                                                                                                       Sachs & Co.,
                                                                                                        JPMorgan,
                                                                                                         Wachovia
                                                                                                       Securities,
                                                                                                      Deutsche Bank
                                                                                                       Securities,
                                                                                                          Lehman
                                                                                                      Brothers, RBS
                                                                                                        Greenwich
   AT&T Inc.                                                                                             Capital,      JPMorgan
  6.300% due      12/03/07     --      $99.559  $2,000,000,000.00   50,000.00     0.00%       0.22%      Cabrera      Securities
   1/15/2038                                                                                             Capital
                                                                                                      Markets, LLC,
                                                                                                        Mitsubishi
                                                                                                           UFJ
                                                                                                       Securities,
                                                                                                        CastleOak
                                                                                                       Securities,
                                                                                                       L.P., Morgan
                                                                                                       Stanley, UBS
                                                                                                        Investment
                                                                                                           Bank